UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 2, 2016
PACIFIC PREMIER BANCORP, INC.
(Exact name of registrant as specified in its charter)
DELAWARE	0-22193	33-0743196
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
17901 Von Karman Avenue, Suite 1200, Irvine, CA		92,614
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(949) 864-8000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01                      REGULATION FD DISCLOSURE

On May 2, 2016. Pacific Premier Bancorp, Inc. (PPBI), issued a press release setting forth plans to consolidate three branch offices of Pacific Premier Bank, PPBI's wholly-owned subsidiary, as part of a branch network optimization strategy. Pacific Premier Bank's Seal Beach branch and Point Loma branch in San Diego are expected to be closed on July 29, 2016. Pacific Premier Bank also expects to close the Smoke Tree branch in Palm Springs on August 5, 2016. In each market, customers will be able to utilize a different Pacific Premier Bank branch located within 5 miles of the former branch.

PPBI expects to incur a pre-tax charge of approximately $200,000 during the third quarter of 2016 related to the branch consolidations. Projected savings are anticipated to be approximately $800,000 per year on a pre-tax basis.

Most of the personnel from the impacted branches will transfer to nearby branches. Following the consolidation efforts, Pacific Premier Bank will maintain a network of 16 branches serving customers throughout Southern California.

A copy of PPBI's press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference. Information contained herein, including Exhibit 99.1, shall not be deemed filed for the purposes of the Securities Act of 1934, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS

99.1	Press Release dated May 2, 2016 with respect to the Registrant's branch consolidation plans.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC PREMIER BANCORP, INC.

Dated:	May 2, 2016	By:	/s/ STEVE GARDNER
Steve Gardner
President and Chief Executive Officer